Exhibit 99.1

Special Meeting Proxy Card

CLASSIC BANCSHARES, INC.

SPECIAL MEETING OF STOCKHOLDERS

May     , 2005

The undersigned hereby appoints the Board of Directors of Classic Bancshares, Inc. (the “Company”), with full powers of substitution, to act as attorney and proxy for the undersigned to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders (the “Meeting”) to be held at Park Place (formerly the AEP Kentucky headquarters building), located at the corner of 17th Street and Central Avenue, Ashland, Kentucky 41101, on May     , 2005 at 4:00 p.m., local time, and at any and all adjournments and postponements thereof.

I. Proposal to approve and adopt the Agreement and Plan of Reorganization dated December 29, 2004 by and among the Company, Classic Bank, City Holding Company and City National Bank of West Virginia (a copy of which is attached as Annex A to the proxy statement/prospectus for the Meeting).

☐ FOR         ☐ AGAINST         ☐ ABSTAIN

II. Proposal to postpone or adjourn meeting to permit further solicitation of proxies in event that an insufficient number of shares is present in person or by proxy to approve the merger described under Proposal I above.

☐ FOR         ☐ AGAINST         ☐ ABSTAIN

In its discretion, the Board of Directors, as proxy for the undersigned, is authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS I AND II. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

The Board of Directors recommends a vote “FOR” the proposal herein to approve and adopt the merger agreement and “FOR” the proposal to adjourn the meeting to permit the additional solicitation of proxies.

(To be Signed on Reverse Side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This Proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than this Proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this Proxy). If this Proxy is properly revoked as described above, then the power of the Board of Directors to act as attorney and proxy for the undersigned shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of Notice of the Meeting and a Proxy Statement/Prospectus.

Dated: , 2005
Signature of Stockholder

Signature of Stockholder

Please sign exactly as your name(s) appear(s) above. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE